FOR IMMEDIATE RELEASE
CONTACT:                Deb M. Takes, Interim President and CEO
PHONE:                      215-513-2304

HARLEYSVILLE NATIONAL CORPORATION REPORTS
SECOND QUARTER EARNINGS OF $7.1 MILLION

HARLEYSVILLE, PA (July 20, 2007) - Harleysville National Corporation (NASDAQ: HNBC), today announced second quarter 2007 diluted and basic earnings per share of $.24 and $.25, respectively compared to $.32 for the second quarter of 2006.  Net income was $7.1 million for the second quarter of 2007 compared to $9.3 million during the same period in 2006.
For the six months ended June 30, 2007, diluted and basic earnings per share were $.45 and $.46, respectively, as compared to $.62 and $.63, respectively in the comparable period of 2006.  Net income for the six-month period ended June 30, 2007, was $13.2 million compared to $18.2 million during the comparable six-month period in 2006.
“Earnings growth has been challenging in the difficult environment.  We are encouraged by our progress in noninterest revenue with wealth management growth of 43% and bank service charges increasing 21% during the second quarter of 2007 over the comparable period in 2006.  Additionally, we are pleased to report loan growth of 2.4% and core deposit growth of 7.6% from June 30, 2006 as well as a reduction in non-performing assets of approximately $800,000 since March 31, 2007,” said Deb M. Takes, Interim President and Chief Executive Officer.
The Corporation’s consolidated total assets were $3.3 billion at June 30, 2007, an increase of 2.7% or $86.2 million over $3.2 billion in total assets reported at June 30, 2006.  This rise was primarily attributable to loan growth of $49.4 million and an increase in cash and investments of $22.6 million.  The growth in loans took place mainly in the Bank’s real estate and commercial loan portfolios.

The financial results for 2007 reflect the issuance of 1,382,000 shares of the Corporation’s common stock for a 5% stock dividend payable September 15, 2006.  All share and per share information has been restated to reflect this stock dividend.

DETAILED REVIEW OF FINANCIAL RESULTS
Net interest income on a tax equivalent basis in the second quarter of 2007 decreased $1.2 million or 5.1% from the same period in 2006 and decreased $2.8 million or 6.1% from the six-month period ending June 30, 2006.  The decreases during 2007 were mainly attributable to higher deposit costs offset in part by increased loan and investment rates.  The net interest margin for the second and first quarters of 2007 was 2.82%, compared to 3.04% for the second quarter of 2006.  Due to market conditions, deposit rates increased faster than loan rates, resulting in a lower net interest margin compared to the second quarter of 2006.  Average earning assets increased $74.8 million or 2.5% during the second quarter of 2007 versus the comparable period in 2006.  Average loans grew by $55.4 million or 2.8% during the same period with average cash and investment securities increasing $19.4 million.  Average interest-bearing deposits were up $86.3 million or 4.1%, primarily as a result of growth in interest-bearing checking accounts.  Average borrowings increased $11.8 million or 2.7% with a higher level of long-term securities sold under agreement to repurchase offset in part by long-term Federal Home Loan Bank maturities as well as a reduced level of overnight funding replaced by deposit growth.
Nonperforming assets (including nonaccrual loans, net assets in foreclosure and loans 90 days or more past due) were .57% of total assets at June 30, 2007, compared to .54% at December 31, 2006, and .36% at June 30, 2006.  The increase in nonperforming assets at June 30, 2007, in relation to December 31, 2006, of $1.1 million was mainly due to a construction loan for one borrower and real estate loans for two borrowers placed on nonaccrual of interest, partially offset by the payoff of nonaccrual real estate loans for another borrower as well as a lower level of commercial mortgage loans 90 days past due.  The increase of nonperforming assets in relation to June 30, 2006, was largely due to a higher level of real estate loans on non-accrual of interest.  The loan loss provision increased $225,000 during the second quarter of 2007 over the comparable period in 2006.  The loan loss provision increased $1.5 million for the six-month period ending June 30, 2007, as compared to the same period in 2006, primarily as a result of inherent risk related to loan growth and the increases in nonperforming loans and charge-offs which occurred during the first quarter of 2007.
Total deposits increased $23.9 million or 1.0% to $2.50 billion at June 30, 2007, up from $2.48 billion at June 30, 2006.  This was principally attributable to growth in interest-bearing checking and money market accounts partially offset by declines in savings and time deposit accounts.  Core deposits (total deposits less time deposits) increased 7.6% or $123.2 million to $1.74 billion for the same periods.
Noninterest income of $10.3 million for the second quarter of 2007 reflects an increase of $332,000 from the second quarter of 2006.  Wealth management income rose $1.5 million during the second quarter of 2007 over the comparable quarter in 2006, primarily driven by a higher level of life insurance business at Cornerstone and the McPherson Enterprises acquisition on March 1, 2007.  The Bank experienced an increase in deposit service charges of $416,000 during the second quarter of 2007 as compared to the second quarter of 2006 mainly from return check and overdraft fees.  Partially offsetting these increases in noninterest income was the pre-tax gain of $1.4 million on the sale of the Bank’s $15.3 million credit card portfolio during the second quarter of 2006.  For the six-month period ended June 30, 2007, noninterest income was $19.4 million, an increase of $546,000 from the same period in 2006, primarily due to the previously aforementioned increases in wealth management income and service charges on deposits partially offset by the gain on the sale of the credit card portfolio during 2006.  In addition, gains on sales of investment securities for the six months ended June 30, 2007 were $533,000.  During the comparable period in 2006, there were no investment securities gains recognized.
Noninterest expense of $20.1 million for the second quarter of 2007 increased $2.5 million from the second quarter of 2006 and increased $4.1 million for the six months ended June 30, 2007, over the comparable period in 2006.  Salaries and benefits expense rose $1.6 million during the second quarter of 2007 and $2.7 million during the first six months of 2007 from the comparable periods in 2006, primarily due to higher staffing levels resulting from branch openings, increased commissions and incentives associated with higher wealth management revenue, higher cost of medical benefits and non-recurring compensation and severance charges related to a former executive which totaled approximately $300,000.  Occupancy expense increased $287,000 and furniture and equipment expense increased

$176,000 during the second quarter of 2007 over the same period in 2006 mostly due to several new office locations including the new operations center building in Harleysville and two branch openings as well as additional increases in rent.  Other expense increased $404,000 and $906,000 for the three and six months ended June 30, 2007, respectively over the comparable periods in 2006, mainly as a result of increased computer software costs and professional and consulting expenses.
Harleysville National Corporation, with assets of $3.3 billion, is the holding company for Harleysville National Bank (HNB).  Investment Management and Trust Services are provided through Millennium Wealth Management, a division of HNB, with assets under management of $3.2 billion.  Harleysville National Corporation stock is traded under the symbol "HNBC" and is commonly quoted under NASDAQ Global Market Issues. For more information, visit the Harleysville National Corporation website at www.hncbank.com

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Actual results and trends could differ materially from those set forth in such statements due to various factors.  Such factors include the possibility that increased demand or prices for the Corporation’s financial services and products may not occur, changing economic and competitive conditions, technological developments, and other risks and uncertainties, including those detailed in the Corporation’s filings with the Securities and Exchange Commission.

Harleysville National Corporation
Consolidated Selected Financial Data (1)
(Dollars in thousands, except per share data)
June 30, 2007
(unaudited)

For the period:		Three Months Ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2007	2007	2006	2006	2006
Interest Income	$47,711	$46,695	$46,661	$45,961	$44,223
Interest Expense	27,556	26,858	26,849	25,347	22,947
Net Interest Income	20,155	19,837	19,812	20,614	21,276
Provision for Loan Losses	1,125	2,425	1,200	900	900
Net Interest Income after
Provision for Loan Losses	19,030	17,412	18,612	19,714	20,376

Service Charges	2,442	1,918	1,994	2,092	2,026
Gains/(Losses) on Sales of Investment Securities, Net	2	531	(674)	-	-
Gain on Sale of Credit Card Portfolio	-	-	-	-	1,444
Gain on Sale of Branch	-	-	10,650	-	-
Wealth Management Income	4,831	4,267	3,474	3,372	3,378
Bank-Owned Life Insurance Income	603	582	594	591	601
Other Income	2,377	1,849	2,168	2,231	2,474
Total Noninterest Income	10,255	9,147	18,206	8,286	9,923

Salaries, Wages and Employee Benefits	12,450	11,597	11,787	11,487	10,854
Occupancy	1,688	1,546	1,392	1,379	1,401
Furniture and Equipment	1,076	917	956	917	900
Other Expenses	4,927	4,719	4,332	3,777	4,523
Total Noninterest Expense	20,141	18,779	18,467	17,560	17,678

Income Before Income Taxes	9,144	7,780	18,351	10,440	12,621
Income Tax Expense	2,065	1,646	5,079	2,533	3,336
Net Income	$7,079	$6,134	$13,272	$7,907	$9,285

Per Common Share Data:
Weighted Average Common Shares - Basic	28,944,643	28,965,500	28,966,810	29,011,903	28,933,741
Weighted Average Common Shares - Diluted	29,190,602	29,255,820	29,291,521	29,384,310	29,351,584
Net Income Per Share - Basic	$0.25	$0.21	$0.46	$0.27	$0.32
Net Income Per Share - Diluted	$0.24	$0.21	$0.45	$0.27	$0.32
Cash Dividend Per Share	$0.20	$0.20	$0.20	$0.19	$0.18
Book Value	$9.93	$10.23	$10.18	$9.89	$9.58
Market Value	$16.12	$17.82	$19.31	$20.10	$20.20

For the period:	Six Months Ended
	June 30,
	2007	2006
Interest Income	$94,406	$86,319
Interest Expense	54,414	43,572
Net Interest Income	39,992	42,747
Provision for Loan Losses	3,550	2,100
Net Interest Income after
Provision for Loan Losses	36,442	40,647

Service Charges	4,360	3,916
Gains on Sales of Investment Securities, Net	533	-
Gain on Sale of Credit Card Portfolio	-	1,444
Wealth Management Income	9,098	7,942
Bank-Owned Life Insurance Income	1,185	1,201
Other Income	4,226	4,353
Total Noninterest Income	19,402	18,856

Salaries, Wages and Employee Benefits	24,047	21,373
Occupancy	3,234	2,899
Furniture and Equipment	1,993	1,791
Other Expenses	9,646	8,740
Total Noninterest Expense	38,920	34,803

Income Before Income Taxes	16,924	24,700
Income Tax Expense	3,711	6,464
Net Income	$13,213	$18,236

	Six Months Ended
	June 30,
Per Common Share Data:	2007	2006
Weighted Average Common Shares - Basic	28,955,014	28,903,632
Weighted Average Common Shares - Diluted	29,222,626	29,368,854
Net Income Per Share - Basic	$0.46	$0.63
Net Income Per Share - Diluted	$0.45	$0.62
Cash Dividend Per Share	$0.40	$0.36

	2007	2007	2006	2006	2006
Asset Quality Data:	2Q	1Q	4Q	3Q	2Q
Nonaccrual Loans	$17,389	$17,519	$15,201	$10,806	$10,164
90 + Days Past Due Loans	1,283	2,001	2,444	2,262	1,279
Nonperforming Loans	18,672	19,520	17,645	13,068	11,443
Net Assets in Foreclosure	41	10	-	87	64
Nonperforming Assets	$18,713	$19,530	$17,645	$13,155	$11,507
Loan Loss Reserve	$21,646	$20,929	$21,154	$21,303	$20,617
Loan Loss Reserve / Loans	1.04%	1.01%	1.03%	1.05%	1.02%
Loan Loss Reserve / Nonperforming Loans	115.9%	107.2%	119.9%	163.0%	180.2%
Nonperforming Assets / Total Assets	0.57%	0.59%	0.54%	0.39%	0.36%
Net Loan Charge-offs	$408	$2,650	$1,349	$214	$178
Net Loan Charge-offs (annualized)
/ Average Loans	0.08%	0.52%	0.26%	0.04%	0.04%

	2007	2007	2006	2006	2006
Selected Ratios (annualized):	2Q	1Q	4Q	3Q	2Q
Return on Average Assets	0.86%	0.76%	1.61%	0.96%	1.16%
Return on Average Shareholders' Equity	9.69%	8.47%	18.18%	11.10%	13.44%
Yield on Earning Assets (FTE)	6.40%	6.37%	6.22%	6.20%	6.10%
Cost of Interest Bearing Funds	4.17%	4.14%	4.05%	3.88%	3.60%
Net Interest Margin (FTE)	2.82%	2.82%	2.75%	2.89%	3.04%
Leverage Ratio	9.27%	9.32%	9.36%	9.24%	9.31%

	2007	2006
Selected Ratios (annualized):	Year-to-date	Year-to-date
Return on Average Assets	0.81%	1.15%
Return on Average Shareholders' Equity	9.08%	13.25%
Yield on Earning Assets (FTE)	6.39%	6.04%
Cost of Interest Bearing Funds	4.15%	3.47%
Net Interest Margin (FTE)	2.82%	3.09%

Balance Sheet (Period End):	2007	2007	2006	2006	2006
	2Q	1Q	4Q	3Q	2Q
Assets	$3,303,244	$3,324,967	$3,249,828	$3,363,003	$3,217,018
Earning Assets	3,061,300	3,100,047	3,022,219	3,136,487	2,991,628
Investment Securities	943,924	928,547	911,889	922,251	925,545
Loans	2,081,991	2,065,777	2,047,355	2,034,273	2,032,625
Other Earning Assets	35,385	105,723	62,975	179,963	33,458
Interest-Bearing Liabilities	2,637,615	2,654,182	2,578,377	2,707,217	2,541,713
Total Deposits	2,503,554	2,526,841	2,516,855	2,628,246	2,479,658
Noninterest-Bearing Deposits	339,618	328,096	327,973	326,851	356,043
Interest-Bearing Checking	516,600	524,429	539,974	571,444	419,312
Money Market	759,905	711,969	662,966	675,904	664,392
Savings	121,874	130,981	133,370	150,889	175,071
Time Deposits	765,557	831,366	852,572	903,158	864,840
Total Borrowed Funds	473,679	455,437	389,495	405,822	418,098
Federal Home Loan Bank	192,750	224,750	239,750	239,750	257,750
Other Borrowings	280,929	230,687	149,745	166,072	160,348
Shareholders' Equity	286,906	296,246	294,751	286,605	277,737

Balance Sheet (Average):	2007	2007	2006	2006	2006
	2Q	1Q	4Q	3Q	2Q
Assets	$3,303,020	$3,280,854	$3,279,260	$3,253,616	$3,218,481
Earning Assets	3,080,691	3,067,366	3,071,093	3,037,009	3,005,888
Investment Securities	936,526	944,658	919,848	917,103	929,002
Loans	2,062,144	2,059,871	2,034,515	2,027,028	2,006,723
Other Earning Assets	82,021	62,837	116,730	92,878	70,163
Interest-Bearing Liabilities	2,653,605	2,629,978	2,629,023	2,593,694	2,555,544
Total Deposits	2,517,291	2,515,658	2,543,658	2,518,958	2,459,453
Noninterest-Bearing Deposits	314,215	308,095	317,673	334,847	342,654
Interest-Bearing Checking	552,666	528,874	541,676	466,447	415,426
Money Market	737,463	716,266	672,458	676,035	661,444
Savings	125,528	130,934	140,181	163,136	180,968
Time Deposits	787,419	831,489	871,670	878,493	858,961
Total Borrowed Funds	450,529	422,415	403,038	409,583	438,745
Federal Home Loan Bank	207,981	228,750	239,750	241,685	285,904
Other Borrowings	242,548	193,665	163,288	167,898	152,841
Shareholders' Equity	293,032	293,795	289,618	282,678	277,064

Average Balance Sheets and Interest Rates - Fully-Taxable Equivalent Basis

	Three Months Ended June 30, 2007			Three Months Ended June 30, 2006
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Earning assets:
Investment securities
Taxable investments	$676,830	$8,488	5.03%	$673,545	$7,552	4.50%
Non-taxable investments (2)	259,696	3,908	6.04%	255,457	3,904	6.13%
Total investment securities	936,526	12,396	5.31%	929,002	11,456	4.95%
Federal funds sold and deposits in banks	82,021	1,086	5.31%	70,163	855	4.89%
Loans(2) (3)	2,062,144	35,709	6.95%	2,006,723	33,426	6.68%
Total earning assets	3,080,691	49,191	6.40%	3,005,888	45,737	6.10%
Noninterest-earning assets	222,329			212,593
Total assets	$3,303,020			$3,218,481

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing deposits:
Savings and money market	$1,415,657	12,830	3.64%	$1,257,838	8,918	2.84%
Time	787,419	9,302	4.74%	858,961	8,965	4.19%
Total interest-bearing deposits	2,203,076	22,132	4.03%	2,116,799	17,883	3.39%
Borrowed funds	450,529	5,424	4.83%	438,745	5,064	4.63%
Total interest-bearing liabilities	2,653,605	27,556	4.17%	2,555,544	22,947	3.60%
Noninterest-bearing liabilities:
Demand deposits	314,215			342,654
Other liabilities	42,168			43,219
Total noninterest-bearing liabilities	356,383			385,873
Total liabilities	3,009,988			2,941,417
Shareholders' equity	293,032			277,064
Total liabilities and shareholders' equity	$3,303,020			$3,218,481

Net interest spread			2.23%			2.50%
Effect of noninterest-bearing sources			0.59%			0.54%
Net interest income/margin on earning assets		$21,635	2.82%		$22,790	3.04%
Less tax equivalent adjustment		1,480			1,514
Net interest income		$20,155			$21,276

	Six Months Ended June 30, 2007			Six Months Ended June 30, 2006
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Earning assets:
Investment securities
Taxable investments	$680,719	$17,052	5.05%	$681,829	$14,874	4.40%
Non-taxable investments (2)	259,851	7,845	6.09%	251,084	7,681	6.17%
Total investment securities	940,570	24,897	5.34%	932,913	22,555	4.88%
Federal funds sold and deposits in banks	72,482	1,892	5.26%	54,119	1,280	4.77%
Loans(2) (3)	2,061,014	70,614	6.91%	1,997,801	65,510	6.61%
Total earning assets	3,074,066	97,403	6.39%	2,984,833	89,345	6.04%
Noninterest-earning assets	217,922			206,561
Total assets	$3,291,988			$3,191,394

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing deposits:
Savings and money market	$1,395,976	24,936	3.60%	$1,243,715	16,431	2.66%
Time	809,334	19,018	4.74%	822,309	16,609	4.07%
Total interest-bearing deposits	2,205,310	43,954	4.02%	2,066,024	33,040	3.22%
Borrowed funds	436,550	10,460	4.83%	464,039	10,532	4.58%
Total interest-bearing liabilities	2,641,860	54,414	4.15%	2,530,063	43,572	3.47%
Noninterest-bearing liabilities:
Demand deposits	311,169			340,672
Other liabilities	45,558			43,183
Total noninterest-bearing liabilities	356,727			383,855
Total liabilities	2,998,587			2,913,918
Shareholders' equity	293,401			277,476
Total liabilities and shareholders' equity	$3,291,988			$3,191,394

Net interest spread			2.24%			2.57%
Effect of noninterest-bearing sources			0.58%			0.52%
Net interest income/margin on earning assets		$42,989	2.82%		$45,773	3.09%
Less tax equivalent adjustment		2,997			3,026
Net interest income		$39,992			$42,747

(1) Certain prior period amounts have been reclassified to conform to current period presentation.
(2) The interest earned on nontaxable investment securities and loans is shown on a tax equivalent basis (tax rate of 35%).
(3) Nonaccrual loans have been included in the appropriate average loan balance category, but interest on nonaccrual loans has not been included for purposes of determining interest income.

                                                         -11-